UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Epsilon Energy Ltd.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Dallas St., Suite 1250
Houston, Texas 77002
April 22, 2025
Dear Shareholder,
We cordially invite you to attend the 2025 Annual General Meeting of Shareholders (the “Meeting”) of Epsilon Energy Ltd. (referred to herein as “Epsilon” and the “Corporation”) to be held at One Allen Center, 500 Dallas Street, Emporium Conference Room, Houston, Texas 77002 on Wednesday, May 21, 2025, at 9:00 a.m., Central Daylight Time.
The attached Notice of 2025 Annual General Meeting and proxy statement describe the business we will conduct at the Meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the Meeting will be held to address the following:
1.
To receive and consider the audited financial statements of the Corporation for the year ended December 31, 2024, and the report of the auditor thereon, copies of which are available at www.sec.gov (US) and www.sedarplus.ca (Canada).

2.
To fix the number of directors of the Corporation to be elected at the Meeting at six (6).

3.
To elect the directors of the Corporation, each of whom shall hold office to serve until the next annual meeting in 2026 or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

4.
To re-appoint BDO USA, P.C. as the Corporation’s independent auditors for the ensuing year.

5.
To approve, through a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for the year ended December 31, 2024.

6.
To transact such other business as may properly come before the 2025 Annual General Meeting and any adjournments thereof.

Please take the time to carefully read each of the proposals in the accompanying Proxy Statement before you vote.
Your vote is extremely important regardless of the number of shares you own.
In order to ensure that your shares are represented at the 2025 Annual General Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2025 Annual General Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the 2025 Annual General Meeting.
Thank you for your continued interest in Epsilon Energy Ltd.
Sincerely,
John Lovoi
Chairman of the Board of Directors
This proxy statement is dated April 22, 2025, and is first being made available to shareholders on or about April 22, 2025.

NOTICE OF 2025 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

The 2025 Annual General Meeting of Shareholders of Epsilon Energy Ltd. (referred to herein as “Epsilon” and the “Corporation”), a corporation incorporated pursuant to the Business Corporations Act (Alberta) (the “ABCA”), will be held at One Allen Center, 500 Dallas Street, Emporium Conference Room, Houston, Texas 77002 on Wednesday, May 21, 2025, at 9:00 a.m., Central Daylight Time, for the following purposes:
1.
To receive and consider the audited financial statements of the Corporation for the year ended December 31, 2024, and the report of the auditor thereon, copies of which are available at www.sec.gov (US) and www.sedarplus.ca (Canada).

2.
To fix the number of directors of the Corporation to be elected at the Meeting at six (6).

3.
To elect the directors of the Corporation, each of whom shall hold office to serve until the next annual meeting in 2026 or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

4.
To re-appoint BDO USA, P.C. as the Corporation’s independent auditors for the ensuing year.

5.
To approve, through a non-binding vote, the compensation paid to the Corporation’s named executive officers for the year ended December 31, 2024.

6.
To transact such other business as may properly come before the 2025 Annual General Meeting and any adjournments thereof.

The Proxy Statement accompanying this Notice describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.
The Board of Directors has fixed the close of business on April 7, 2025, as the record date for the 2025 Annual General Meeting. Only the holders of record of our common shares as of the close of business on the record date are entitled to notice of, and to vote at, the 2025 Annual General Meeting and any adjournment thereof. A list of the holders of record of our common shares will be available at the 2025 Annual General Meeting and, during the 10 days prior to the 2025 Annual General Meeting, at the offices of our corporate headquarters located at 500 Dallas St., Suite 1250, Houston, Texas 77002.
Epsilon is furnishing proxy materials to its shareholders through the full set delivery option as permitted under the rules of the Securities and Exchange Commission. We believe this process gives us the opportunity to serve you more effectively.
You can vote your common shares by telephone or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2025 Annual General Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the 2025 Annual General Meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.
BY ORDER OF THE BOARD OF DIRECTORS:

Houston, Texas April 22, 2025	J. Andrew Williamson Chief Financial Officer

PROXY STATEMENT SUMMARY
2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Date and Time:	May 21, 2025
9:00 a.m., Central Daylight Time
Place:	One Allen Center, 500 Dallas Street, Emporium Conference Room, Houston, Texas 77002
Record Date:	April 7, 2025
Voting Matters and Board Recommendation
	Proposal Description	Board Vote Recommendation	Page Number with More Information
Proposal 1	Fix the number of Directors to be elected at the Meeting	“FOR”	4
Proposal 2	Election of those persons nominated as Directors	“FOR” all nominees	4
Proposal 3	Re-appoint BDO USA, P.C. as Epsilon’s independent auditors for the ensuing year	“FOR”	25
Proposal 4	Non-binding advisory vote on the compensation paid to the Corporation’s named executive officers for the year ended December 31, 2024	“FOR”	27
This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you should consider before voting. Please review the complete Proxy Statement and Epsilon’s Annual Report on Form 10-K for additional information.

500 Dallas St., Suite 1250
Houston, Texas 77002

PROXY STATEMENT FOR EPSILON ENERGY LTD.’S
2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2025

GENERAL INFORMATION
This Proxy Statement is being furnished to the holders of the common shares of Epsilon Energy Ltd., an Alberta, Canada, corporation (referred to herein as “Epsilon” and the “Corporation”), in connection with the solicitation by the board of directors of the Corporation (the “Board of Directors” or the “Board”) of proxies to be voted at the 2025 Annual General Meeting of Shareholders of Epsilon (the “Annual General Meeting” or the “Meeting”) to be held on Wednesday, May 21, 2025, at 9:00 a.m., Central Daylight Time, at One Allen Center, 500 Dallas Street, Emporium Conference Room, Houston, Texas 77002, or at any adjournment of the 2025 Annual General Meeting, for the purposes set forth in this proxy statement concerning the 2025 Annual General Meeting.
The principal executive offices of Epsilon are located at 500 Dallas St., Suite 1250, Houston, Texas 77002.
Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone or other proxy solicitation services. In accordance with Canadian National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.
VOTING INFORMATION
Record Date
This Proxy Statement and the other proxy materials are first being mailed on or about April 22, 2025, to all shareholders entitled to notice of and to vote at the 2025 Annual General Meeting. Each shareholder as at April 7, 2025 (the “Record Date”) is entitled to one vote for each common share of Epsilon held. Shareholders of record will be entitled to vote those shares included in the list of shareholders entitled to vote at the Meeting prepared as at the Record Date.
Voting Shares and Principal Shareholders
At the close of business on the Record Date, there were 22,017,405 common shares issued and outstanding. The outstanding common shares are fully paid and non-assessable, with each share carrying the right to one vote. To carry on the business of the 2025 Annual General Meeting, holders of at least 33 1∕3 % of the outstanding common shares issued and outstanding as of the Record Date must be present in person or represented by proxy, which will constitute a quorum.
Solicitation of Proxies
The proxy solicitation is made on behalf of the management of the Corporation. Proxies must be received by Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the Meeting or any adjournment of the Meeting.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney of such corporation duly authorized.
The persons named in the enclosed Proxy (the “Management Designees”) are directors and/or officers of Epsilon. Each shareholder has the right to appoint a proxy holder other than the persons designated in the proxy, who need not be a shareholder, to attend and to act for them and on their behalf at the Meeting. To exercise such right, the names of the nominees of management of the Corporation should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.
Revocation of Proxies
A shareholder who has submitted a proxy may revoke it at any time up to and including the close of business on the last business day preceding the day of the Meeting, or any adjournment of the Meeting, by signing a statement in writing (or having their attorney, as authorized in writing, sign a statement) to this effect and delivering it to the registered office of the Corporation or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. If a person who has given a proxy personally attends the Meeting, such person may revoke the proxy at the Meeting and vote in person. In addition to revocation in any other manner permitted by law, a proxy may also be revoked by depositing such written statement with the Chairman of the Meeting on the day of the Meeting, or any adjournment of the Meeting.
Beneficial Holders of Common Shares
The information set out in this section is of significant importance to many shareholders who do not hold their common shares in their own name. Only proxies deposited by shareholders whose names appear on the register of the Corporation as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in your account statement provided by your broker, then in almost all cases those common shares will not be registered in your name on the register of the Corporation. Such common shares will likely be registered under the name of your broker or an agent of that broker.
Therefore, beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person or entity.
Applicable regulatory policy requires your broker to seek voting instructions from you in advance of the Meeting. Every broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your shares are voted at the Meeting. Often, the form of proxy supplied by your broker is identical to the Proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on your behalf. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge mails a scannable voting instruction form in lieu of the Proxy provided by Epsilon. You are asked to complete and return the voting instruction form to them by mail. Alternately, you can call their toll-free telephone number, 1-888-237-1900, or access Broadridge’s internet website at www.broadridge.com to vote your common shares. They then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of the common shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge it cannot be used as a proxy to vote shares directly at the Meeting as the voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have your common shares voted or to appoint an alternative representative to attend the Meeting in person to vote such common shares.
If you are a beneficial shareholder and wish to vote in person at the Meeting, you should insert your own name in the space provided on the voting instruction form provided to you by your nominee and return the completed form to Broadridge.
Appointment of Proxy and Exercise of Discretion by Proxy
If you give directions on how to vote your common shares, your proxy holder must vote your shares according to your instructions. If your proxy holder does not attend the Meeting and vote in person, your shares will not be voted.

If you have appointed a person designated by Epsilon to act and vote on your behalf as provided in the enclosed Proxy and you do not provide any instructions concerning a matter identified in the Notice, the common shares represented by such proxy will be voted as follows:
PROPOSAL 1:   FOR setting the number of directors to be elected at the Meeting at six (6).
PROPOSAL 2:   FOR the election of John Lovoi, Jason Stabell, Jason Stankowski, Tracy Stephens, David Winn and Nicola Maddox, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2026, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
PROPOSAL 3:   FOR the re-appointment of BDO USA, P.C. as Epsilon’s independent auditors for the ensuing year.
PROPOSAL 4:   FOR the approval of the compensation paid to the Corporation’s named executive officers during 2024.
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SETTING THE NUMBER OF DIRECTORS TO BE ELECTED AT THE MEETING AT SIX UNDER PROPOSAL 1; “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 2, “FOR” THE RE-APPOINTMENT OF THE AUDITORS UNDER PROPOSAL 3, AND “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS DURING 2024 UNDER PROPOSAL 4. Your proxy holder also has discretionary authority for amendments that are made to matters identified in the Notice or other matters that properly come before the Meeting. At the time of printing this Proxy Statement, management does not know of any matter to come before the Meeting other than the matters referred to in the Notice.
Reporting Currency
All of the financial information in this Proxy Statement has been presented, unless otherwise noted, in United States Dollars. The presentation currency for the December 31, 2024, financial statements of the Corporation is the United States Dollars.

i

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL GENERAL MEETING
Q:
Why did I receive these materials?

A:
We are making this Proxy Statement available to you on or around April 22, 2025, because the Board of Directors is soliciting your proxy to vote at the 2025 Annual General Meeting to be held on Wednesday, May 21, 2025, at 9:00 a.m., Central Daylight Time, at One Allen Center, 500 Dallas Street, Emporium Conference Room, Houston, Texas 77002, or at any adjournment thereof. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described below.

Q:
Who is entitled to attend and vote at the Annual General Meeting?

A:
You can attend and vote at the 2025 Annual General Meeting if, as of the close of business on April 7, 2025, the Record Date for the 2025 Annual General Meeting, you were a shareholder of record of Epsilon’s common shares. As of the Record Date, there were 22,017,405 common shares issued and outstanding.

Q:
What are the voting rights of shareholders?

A:
For each proposal, shareholders are entitled to cast one vote for each common share held as of the record date. There are no cumulative voting rights.

Q:
What is the difference between a registered shareholder and a shareholder who owns stock in street name?

A:
If you hold Epsilon common shares directly in your name, you are a registered shareholder. If you own Epsilon common shares indirectly through a bank, broker, or other nominee, those shares are held in street name.

Q:
Can I vote my shares before the Annual General Meeting?

A:
Yes. If you are a registered shareholder, you can vote your shares before the Annual General Meeting by telephone, internet or mail, as set out in the accompanying instrument of proxy.

If your shares are held in street name, your bank, broker or other nominee may provide you with a voting instruction form that provides instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a vote instruction form so you can instruct your bank, broker or other nominee how to vote your shares.
Please see the information your bank, broker or other nominee provided you for more information on these voting options.
Q:
Can I vote in person at the 2025 Annual General Meeting instead of by proxy?

A:
If you are a registered shareholder, you can vote at the 2025 Annual General Meeting any shares that were registered in your name as the shareholder of record as of the Record Date.

If your shares are held in street name, you cannot vote those shares at the 2025 Annual General Meeting unless you have a legal proxy from your bank, broker or other nominee. If you plan to attend and vote your street-name shares at the 2025 Annual General Meeting, you should request a legal proxy from your broker, bank or other nominee and bring it with you to the 2025 Annual General Meeting.
Q:
What will happen if I submit my proxy but do not vote on a proposal?

A:
If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•
FOR setting the number of directors to be elected at the Meeting at six.

•
FOR the election of John Lovoi, Jason Stabell, Jason Stankowski, Tracy Stephens, David Winn and Nicola Maddox, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2026, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

•
FOR the re-appointment of BDO USA, P.C. as Epsilon’s independent auditors for the ensuing year.

•
FOR the approval of the compensation paid to the Corporation’s named executive officers during 2024.

Q:
What will happen if I neither submit my proxy nor vote my shares in person at the 2025 Annual General Meeting?

A:
If you are a registered shareholder, your shares will not be voted.

If, however, you are a beneficial shareholder (i.e., your shares are held in street name), your bank, broker or other nominee may vote your shares on certain matters, depending on whether your bank, broker or other nominee is located in the United States of America or in Canada.
Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. If you are a beneficial owner, contact your broker or nominee for any voting questions.
The appointment of independent auditors is currently considered to be a routine matter. The other matters you are being asked to vote on are not routine and cannot be voted by your bank, broker or other nominee without your instructions. Under the ABCA, a “broker non-vote” is not counted as a vote for or against a proposal, and therefore has no impact on the outcome of the proposal. (However, as further explained below, if you do submit a properly executed proxy card but do not provide instructions regarding a particular proposal, your shares will be voted according to the recommendation of our Board of Directors as to such proposal.)
Q:
What does it mean if I receive more than one set of materials?

A:
You probably have multiple accounts with us and/or banks, brokers or other nominees. You should vote all of the shares represented by the proxy cards and/or voting instruction forms. Certain banks, brokers or other nominees have procedures in place to discontinue duplicate mailings upon a shareholder’s request. You should contact your bank, broker or other nominee for more information.

Q:
How many shares must be present to conduct business at the 2025 Annual General Meeting?

A:
To carry on the business of the 2025 Annual General Meeting, holders of at least 33 1/3 % of the outstanding common shares issued and outstanding as of the Record Date must be present in person or represented by proxy, which will constitute a quorum.

Q:
What vote is required to approve each proposal?

A:
All ordinary resolutions require, for the passing of the same, a simple majority of the votes cast at the Meeting by the holders of common shares.

Q:
How are votes counted?

A:
For Proposal 1, to set the number of directors at six, you may vote “FOR” or “AGAINST.”

In the election of directors, Proposal 2, you may vote “FOR” all or some of the nominees or your vote may be “WITHHOLD” with respect to one or more of the nominees.
For Proposal 3, you may vote “FOR” the re-appointment of the independent auditor or you may “WITHHOLD” your vote.
For Proposal 4, you may vote “FOR” the approval of the compensation paid to the Corporation’s named executive officers during 2024 or you may “WITHHOLD” your vote.
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. As noted in the proxy, if no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors. (See “What will happen if I submit my proxy but do not vote on a proposal?” above for additional information.)
Q:
Will any other business be transacted at the Meeting? If so, how will my proxy be voted?

A:
Management does not know of any business to be transacted at the 2025 Annual General Meeting other than those matters described in this Proxy Statement. However, if any additional matters are presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

Q:
What will constitute a quorum?

A:
At least 33 1∕3% of the outstanding common shares must be present in person or by proxy to constitute a quorum for the Meeting.

Q:
Who will pay the cost of soliciting votes for the 2025 Annual General Meeting?

A:
Epsilon will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of Epsilon by directors, officers or employees of Epsilon in person or by mail or telephone. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. We have engaged Computershare Trust Company of Canada (“Computershare”) to assist us in the distribution of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common shares as of the Record Date. Under Canadian National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

FINANCIAL STATEMENTS
The audited consolidated financial statements of Epsilon for the year ended December 31, 2024, and the report of the auditor thereon will be placed before the Meeting. No vote by the shareholders with respect to the financial statements is required. The audited consolidated financial statements were audited by BDO USA, P.C. of Houston, Texas and approved by the Audit Committee of the Board.
PROPOSAL 1: SETTING THE NUMBER OF DIRECTORS
Shareholders of the Corporation will be asked to consider and, if thought appropriate, to approve and adopt an ordinary resolution fixing the number of directors to be elected at the Meeting. In order to be effective, an ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.
At the Meeting, it will be proposed that six (6) directors be elected to hold office until the next annual general meeting or until their successors are elected or appointed. Unless otherwise directed, it is the intention of the Management Designees, if named as proxy, to vote in favor of the ordinary resolution fixing the number of directors to be elected at the Meeting at six (6).
Our Board of Directors recommends voting “FOR” the proposal to fix the number of directors to be elected at the meeting at six (6).
PROPOSAL 2: ELECTION OF DIRECTORS
At the 2025 Annual General Meeting, our shareholders will be asked to elect six (6) directors for a one-year term expiring at the next annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal.
Recommendation of our Board of Directors
Our Board of Directors recommends voting “FOR” the election of each of the Director nominees as directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2026, or until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
Each proxy or vote instruction form will be voted for the election of each of the Director nominees as directors unless the proxy contains contrary instructions. Common shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve.
Majority Voting Policy
In March 2016, the Board adopted a policy to the effect that, in an uncontested election of directors, any nominee who receives a greater number of “withheld” votes than “for” votes will be considered to have not received the support of the shareholders of the Corporation and will be expected to immediately withdraw himself or herself from consideration and, if he or she is then currently a member of the Board, submit his or her resignation to the Board. Upon receipt of such resignation, the Chairman of the Board will meet with the Compensation, Nominating and Corporate Governance Committee, with a view to making a recommendation to the Board. The Board will make its decision within 90 days from the date of resignation. The Board shall accept the resignation unless it determines that exceptional circumstances would warrant the applicable director continuing to serve on the Board. The resignation will be effective when accepted by the Board. A director who submits his or her resignation pursuant to this policy will not participate in any deliberations of the Board or Compensation, Nominating and Corporate Governance Committee with respect to the resignation. Following the Board’s decision on the resignation, the Board will promptly disclose, by way of a news release, its decision whether or not to accept the director’s resignation and, if the Board does not accept the resignation, the full reasons for rejecting the tendered resignation.

Executive Officers
The names of the executive officers and certain information about such executive officers, including their ages, are set forth below. For information concerning the number of common shares beneficially owned by each officer, see “Security Ownership of Certain Beneficial Owners and Management.”
Name	Age	Position
Jason Stabell	50	Chief Executive Officer, Director
Henry Clanton	62	Chief Operating Officer
J. Andrew Williamson	37	Chief Financial Officer
Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
Jason Stabell Houston, TX USA	Chief Executive Officer and Director since July 2022
Chief Executive Officer of Epsilon since July 2022 and for 24 years previously in various positions in the energy industry with a focus on upstream E&P. Previously served as President and CEO of a privately held E&P company with domestic and international assets.
628,296 (2.01%)
Henry Clanton Houston, TX USA	Chief Operating Officer since January 2017	Chief Operating Officer of Epsilon since January 2017 and for over 30 years previously in the upstream E&P sector. Previously served as Managing Partner for a private E&P start-up.	80,611 (<1%)
J. Andrew Williamson Houston, TX USA	Chief Financial Officer since July 2022
Chief Financial Officer of Epsilon since July 2022 and for 10 years previously in various positions in the energy industry. Previously served as CFO of a privately held E&P company with domestic and international assets.
100,843 (<1%)
Jason Stabell.   Mr. Stabell has served as Chief Executive Officer and a director for Epsilon since July 2022. He has worked in the energy industry since 1998 with a focus on upstream E&P. Most recently he served as President and CEO of Merlon International, LLC, a privately held company with assets in the Western Desert of Egypt and US Gulf Coast which was sold in 2019 to a publicly listed UK company where he served as an advisor until 2021. Previously, he served as CFO and ultimately President of privately held Merlon Petroleum Company, which had assets in the US Gulf Coast and Egypt and was sold in 2006. He has a BA in Economics from Williams College. We believe that Mr. Stabell is qualified to serve as a member of our Board of Directors as a result of his experience in the natural gas and oil industry.
Henry N. Clanton.   Mr. Clanton has served as our Chief Operating Officer since January 2017. He has over 30 years of experience in the upstream E&P sector. His experience includes financial and technical management over all phases of drilling, completions, production, and field operations. Before joining us, he spent 14 years with a private E&P start-up, ARES Energy, Ltd, which he co-founded and served as a Managing Partner. Previous to that time Mr. Clanton worked with Schlumberger, ARCO Permian, and Coastal Management Company. He holds an MBA and a BS in Petroleum Engineering from Texas A&M University.
J. Andrew Williamson.   Mr. Williamson has served as our Chief Financial Officer since July 2022. He has spent his entire career in the energy business. From 2012 to early 2019, he served as Corporate Development Manager then Vice President Finance (CFO) of Merlon International, LLC. More recently, he served as the Corporate Strategy Manager for Petrosantander Inc. Mr. Williamson started his career in management consulting advising energy clients on transaction due diligence, growth strategy, and cost reduction. He has a BBA in Finance and a BA in Political Science from Southern Methodist University.

Nominees for Election to the Board of Directors
The names of the nominees for election to the Board of Directors and certain information about such nominees, including their ages, are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management.”
Name	Age	Position
John Lovoi	64	Director, Chairman of the Board
Jason Stabell	50	Director, Chief Executive Officer
Jason Stankowski	54	Director
Tracy Stephens	64	Director
David Winn	62	Director
Nicola Maddox	69	Director
Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
John Lovoi(1)(2) Houston, TX, USA	Chairman of the Board since July 2013
Managing partner of JVL Advisors, LLC, a private oil and gas investment advisor, Director of Helix Energy Solutions Group, an operator of offshore oil and gas properties and production facilities and Chairman of Innovex International, a provider of products and services to the global oil and gas industry.
284,979 (1.22%)
Jason Stabell Houston, TX, USA	Chief Executive Officer and Director since July 2022
Chief Executive Officer of Epsilon since July 2022 and for 24 years previously in various positions in the energy industry with a focus on upstream E&P. Previously served as President and CEO of a privately held E&P company with domestic and international assets.
628,296 (2.01%)
Tracy Stephens(2)(3) Houston, TX, USA	Director since May 2017
Founder and Chief Executive Officer of Westminster Advisors, a CEO advisory services company, since January 2017. Previously Chief Operating Officer of Resources Global Professionals, a large business consulting company.
61,801 (<1%)
David Winn(1) Houston, TX, USA	Director since Jan. 2021
Retired from a 36-year career in public accounting, most recently was an Audit Partner for Grant Thornton LLP, an independent audit, tax, and advisory firm. Previously a Director for PricewaterhouseCoopers LLP.
32,901 (<1%)
Jason Stankowski(1)(3) Berkeley, CA, USA	Director since Jan. 2021	Founder, partner and portfolio manager for Clayton Partners, LLC. Previously, in structured finance, in various roles with CMA Capital Management. He became designated	363,396 (1.59%)

Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
as a Chartered Financial Analyst in 2003.
Nicola Maddox(2)(3) Houston, TX, USA	Director since May 2023	Self-employed energy advisor specializing in contract analysis, strategic planning, and negotiation. Previously she was a President at Merlon International, LLC.	10,361 (<1%)

Notes:
(1)
Current and proposed member of the Audit Committee.

(2)
Current and proposed member of the Compensation, Nominating and Corporate Governance Committee.

(3)
Current and proposed member of the Conflicts Committee.

As of April 22, 2025, the directors and officers of the Corporation owned, directly or indirectly, or exercised control or direction over 1,563,188 common shares, or 7.10% of the outstanding common shares.
John Lovoi.   Mr. Lovoi has been Chairman of our Board of Directors since July 2013. Mr. Lovoi has been the managing partner of JVL Advisors, LLC, a private natural gas and oil investment advisor, since November 2002. He is a Director of Helix Energy Solutions Group, an operator of offshore natural gas and oil properties and production facilities, the Chairman of Innovex International, a leading provider of a broad range of products and services to the global oil and gas industry. We believe that Mr. Lovoi is qualified to serve as a member of our Board of Directors as a result of his background in investment banking, equity research, and asset management, with an emphasis on the global natural gas and oil practice.
Jason Stabell.   Mr. Stabell has served as Chief Executive Officer and a director for Epsilon since July 2022. He has worked in the energy industry since 1998 with a focus on upstream E&P. Most recently he served as President and CEO of Merlon International, LLC, a privately held company with assets in the Western Desert of Egypt and US Gulf Coast which was sold in 2019 to a publicly listed UK company where he served as an advisor until 2021. Previously, he served as CFO and ultimately President of privately held Merlon Petroleum Company, which had assets in the US Gulf Coast and Egypt and was sold in 2006. He has a BA in Economics from Williams College. We believe that Mr. Stabell is qualified to serve as a member of our Board of Directors as a result of his experience in the natural gas and oil industry.
Tracy Stephens.   Mr. Stephens has been a director since May 2017. He has also been a member of our Compensation, Nominating and Corporate Governance Committee, and Conflicts Committee since February 2019. He is the founder of Westminster Advisors, a CEO advisory services company, and served as its Chief Executive Officer from January 2018. He was previously employed by Resources Global Professionals, a large business consulting company, from July 2001 to December 2016, and was the Chief Operating Officer the last three years. We believe that Mr. Stephens is qualified to serve as a member of our Board of Directors as a result of his extensive experience with public companies.
David Winn.   Mr. Winn has been a director and member of the Audit Committee since January 2021. Mr. Winn recently retired from a 36-year career in public accounting that involved extensive board interaction. From 2003 until July 2020, Mr. Winn was an Audit Partner for Grant Thornton LLP, which is an independent audit, tax, and advisory firm and the U.S. member firm of Grant Thornton International Ltd. During his tenure, Mr. Winn served as audit department head, industry program leader, an engagement partner, quality control reviewer, and was a relationship partner to large clients. Mr. Winn has extensive Securities and Exchange Commission reporting experience with registration statements and annual and quarterly filings. Previously Mr. Winn served as a Director for PricewaterhouseCoopers LLP and previously as a Partner with Arthur Andersen LLP. We believe that Mr. Winn is qualified to serve as a member of our Board of Directors because of his experience in public accounting and public company reporting.

Jason Stankowski.   Mr. Stankowski has been a director and member of the Audit Committee since January 2021. Mr. Stankowski is the founder and a partner and portfolio manager for Clayton Partners, LLC. He began his career at Prudential Securities in San Francisco and spent eight years in structured finance at CMA Capital Management, where he acted in a number of roles, including specializing in corporate retirement planning, structuring complex investment and financing structures for Fortune 1000 companies. He became designated as a Chartered Financial Analyst in 2003. We believe that Mr. Stankowski is qualified to serve as a member of our Board of Directors based on his corporate finance and experience in public equity markets.
Nicola Maddox.   Ms. Maddox has been a director and member of the Compensation, Nominating and Corporate Governance Committee, and Conflicts Committee since May 2023. Ms. Maddox has over forty years’ experience in the oil and gas industry. After receiving her BA in Communications, she was employed by Exxon Minerals starting as an Associate Landman eventually ending in Executive Management positions starting in 1993. She was a co-founder of Centurion Exploration Company in 2004, initially serving as an EVP and then becoming its President, CEO and Chairman of the Board from 2007 to 2009. At Merlon International, LLC, Ms. Maddox was SVP in charge of its Texas subsidiary. She advanced to EVP and ultimately President after Merlon sold its Egyptian subsidiary in 2019. Since 2022, she has been a self-employed energy advisor specializing in contract analysis, strategic planning, and negotiation strategies. We believe that Ms. Maddox is qualified to serve as a member of our Board of Directors because of her significant industry experience in upstream oil and gas.
There is no family relationship, as defined by Item 401 of Regulation S-K (§ 229.401), between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.
Criminal Proceedings
During the past ten years, none of Epsilon’s executive officers, current directors, or nominees have (i) been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Bankruptcy
During the past ten years (i) no petition has been filed under federal bankruptcy laws or any state insolvency laws by or against any of our current directors or executive officers, (ii) no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our current directors or executive officers and (iii) none of our current directors or executive officers were an executive officer of any business entity or a general partner of any partnership at or within two years before the filing of a petition under the federal bankruptcy laws or any state insolvency laws by or against such entity.
Cease Trade Orders
Other than as set forth herein, no proposed director, within 10 years before the date of this Proxy Statement, has been a director, chief executive officer or chief financial officer of any company that:
(a)   was subject to: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “Order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or
(b)   was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
Penalties or Sanctions
To the knowledge of the Corporation, no director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to materially affect control of the Corporation (or any personal holding corporation of such persons), has been subject to:

(i)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(ii)
any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Corporate Governance Policies and Practices
Our corporate governance practices and policies are administered by the Board of Directors and by committees of the Board appointed to oversee specific aspects of our management and operations, pursuant to written charters and policies adopted by the Board and such committees.
The Board of Directors
The Board is committed to a high standard of corporate governance practices. The Board believes that this commitment is not only in the best interests of the shareholders but that it also promotes effective decision-making at the Board level. The Board is of the view that its approach to corporate governance is appropriate and complies with the objectives and guidelines relating to corporate governance set out in National Instrument 58-201 adopted by the Canadian securities administrators, or NI 58-201, as well as the governance requirements of the Nasdaq Global Market. In addition, the Board monitors and considers for implementation the corporate governance standards that are proposed by various Canadian regulatory authorities or that are published by various non-regulatory organizations in Canada. The Board has also established a Compensation, Nominating and Corporate Governance Committee and has adopted a Compensation, Nominating and Corporate Governance Charter to ensure the objectives of NI 58-201 and the Nasdaq Global Market are met.
The Board is currently composed of six directors who provide us with a wide diversity of business experience. Our Board has determined that John Lovoi, Tracy Stephens, Jason Stankowski, David Winn, and Nicola Maddox are independent in accordance with the listing requirements of the Nasdaq Global Market, representing over 50% of the Board. Each of the independent directors has no direct or indirect material relationship with us, including any business or other relationship, that could reasonably be expected to interfere with the director’s ability to act with a view to our best interests or that could reasonably be expected to interfere with the exercise of the director’s independent judgment.
Mr. Jason Stabell is our Chief Executive Officer and therefore is not an independent director.
The Board held 10 meetings during 2024, including 4 meetings of the full Board, 2 meetings of the Compensation, Nominating and Corporate Governance Committee, and 4 meetings of the Audit Committee. Our non-management directors routinely meet in executive session immediately after regularly scheduled Board meetings, or as otherwise deemed necessary. All Board meetings were conducted with open and candid discussions. As such, directors did not hold any separate meetings, other than Audit and Compensation, Nominating and Corporate Governance Committee meetings. The members of the Board have the ability to meet on their own and are authorized to retain independent financial, legal and other experts as required whenever, in their opinion, matters come before the Board that require an independent analysis by the members of the Board. The Board intends to hold at least four regular meetings each year, as well as additional meetings as required. The Board has not established any required attendance levels for the Board and committee meetings. In setting the regular meeting schedule, care is taken to ensure that meeting dates are set to accommodate directors’ schedules so as to encourage full attendance.
The table below provides details regarding the attendance of our current directors during 2024:
Director	Number of Total Board and Committee Meetings Attended
John Lovoi	10/10
Jason Stabell	10/10
Tracy Stephens	6/6

Director	Number of Total Board and Committee Meetings Attended
David Winn	8/8
Jason Stankowski	8/8
Nicola Maddox	6/6
Mandate of the Board.
The Board does not have a written mandate. The Board has stewardship responsibilities, including responsibilities with respect to oversight of the Corporation’s investments, management of the Board, monitoring of the Corporation’s financial performance, financial reporting, financial risk management and oversight of policies and procedures, communications and reporting and compliance. In carrying out its mandate, the Board meets regularly and a broad range of matters are discussed and reviewed for approval. These matters include overall plans and strategies, budgets, internal controls and management information systems, risk management as well as interim and annual financial and operating results. The Board is also responsible for the approval of all major transactions, including property acquisitions, property divestitures, equity issuances and debt transactions, if any. The Board strives to ensure that actions taken by the Corporation correspond closely with the objectives of its shareholders. The Board will meet at least once annually to review in depth the Corporation’s strategic plan and review the Corporation’s available resources required to carry out the Corporation’s growth strategy and to achieve our objectives.
Position Descriptions
The Board has outlined the responsibilities in respect to our Chief Executive Officer, or CEO. The Board and CEO do not have a written position description for the CEO; however, the CEO’s principal duties and responsibilities are planning our strategic direction, providing leadership, acting as our spokesperson, reporting to shareholders, and overseeing our executive management with respect to operations and finance.
The charter for each of the Board committees outlines the duties and responsibilities of the members of each of the committees, including the chair of such committees. See “Board Committees” below.
Orientation and Continuing Education
We have not adopted a formalized process of orientation for new Board members. However, all directors have been provided with a base line of knowledge about us that serves as a basis for informed decision making. This includes a combination of written material, in person meetings with our senior management, site visits and other briefings and training, as appropriate.
Directors are kept informed as to matters affecting, or that may affect, our operations through reports and presentations at the quarterly Board meetings. Special presentations on specific business operations are also provided to the Board.
Code of Ethics and Whistleblower Policy
Our Code of Ethics and Whistleblower Policy are available on our website at http://www.epsilonenergyltd.com. Each director is expected to disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, a director must recuse himself from any discussion or decision on any matter of which the director is precluded from voting as a result of a conflict of interest. The Board has reviewed and approved a disclosure and insider trading policy for us, in order to promote consistent disclosure practices aimed at informative, timely and broadly disseminated disclosure of material information to the market in accordance with applicable securities legislation. The disclosure policy promotes, among other things, the disclosure and reporting of any serious weaknesses which may affect the financial stability and assets of us and our operating entities.
The listing standards of the Nasdaq Global Market require the Audit Committee to establish formal procedures for (a) the receipt, retention, and treatment of complaints received by us and our subsidiaries regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by our consultants or employees of concerns regarding questionable accounting or auditing matters. We are committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Global Market concerning any amendments to, or waivers from, any provision of the code, and is updated as necessary.
Assessments
The Board does not conduct regular assessments of the Board, its committees or individual directors, however, the Board does periodically review and satisfy itself at meetings that the Board, its committees and its individual directors are performing effectively.
Nomination of Directors
The mandate of the Compensation, Nominating and Corporate Governance Committee includes consideration of issues related to the selection, nomination, and education of the directors. The Compensation, Nominating and Corporate Governance Committee is currently comprised of Tracy Stephens (chairman), John Lovoi, and Nicola Maddox, all of whom are independent directors as defined in the listing standards of NASDAQ.
Director Term Limits
The Board has not adopted term limits for directors because of the relatively small size of the Board. The Board is mindful of the ratio of the independent and management Board members and this will be a factor in future Board appointments. The Board has been focused on working closely as a team to develop the skills necessary for the business of the Corporation. The need for a retirement policy is not an immediate concern for the Board. The full Board reviews the need for director term limits intermittently and will institute one should the need arise.
The Board is open to possible new Board members who can add value to the Board, bring new or a greater depth of skill sets necessary to successfully oversee the business of the Corporation and who can successfully operate within a team environment.
Women on the Board and in Executive Officer Positions
The Corporation does not have a formal policy regarding identification and nomination of women to the Board. The Compensation, Nominating and Corporate Governance Committee generally identifies, evaluates and recommends candidates for nomination as directors with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized expertise. The Compensation, Nominating and Corporate Governance Committee takes gender into consideration as part of its overall recruitment and selection process in respect of potential candidates for the Board. Accordingly, when searching for new directors, the Compensation, Nominating and Corporate Governance Committee considers the level of female representation on the Board. Where appropriate, we intend to continue to recruit qualified female candidates as part of the Corporation’s overall recruitment and selection process to fill Board positions, as the need arises, through vacancies, growth or otherwise.
The overall recruitment and selection process to fill Board positions has resulted in increasing gender diversity on our Board with the addition of Ms. Nicola Maddox in May 2023. She brings distinguished and varied industry experience that is of great benefit to the Board and the Corporation. Presently there is one woman (16.67%) serving on the Board and no women in executive officer positions.
The Corporation is also sensitive to the representation of women when considering executive officer appointments. As of the date of this Proxy Statement, there are no women occupying executive officer positions with the Corporation. However, the Corporation is committed to ongoing review with respect to the gender diversity of its executive officers.
The Corporation has not adopted a formal target regarding women in executive officer positions. However, as noted above, the Corporation is committed to promoting diversity and will, in the future, continue to seek to identify talented women to fulfill Board and executive positions.

Board Committees
The Board has three committees. The committees are the Audit Committee, the Compensation, Nominating and Corporate Governance Committee, and the Conflicts Committee. Each committee has been constituted with independent directors.
Audit Committee.   The Audit Committee is currently comprised of David Winn (Chairman), John Lovoi, and Jason Stankowski. The Board has proposed that the membership on this committee continue. All members of the Audit Committee are independent and financially literate under the applicable rules and regulations of the SEC and the NASDAQ Global Market.
The Audit Committee met four times during the fiscal year ended December 31, 2024. The Audit Committee meets at least on a quarterly basis to review and approve our consolidated financial statements before the financial statements are publicly filed.
The Audit Committee reviews our interim unaudited condensed consolidated financial statements and annual audited consolidated financial statements and certain corporate disclosure documents including the Annual Information Form, Management’s Discussion and Analysis, and annual and interim earnings press releases before they are approved by the Board. The Audit Committee reviews and makes a recommendation to the Board in respect of the appointment and compensation of the external auditors and it monitors accounting, financial reporting, control and audit functions. The Audit Committee meets to discuss and review the audit plans of external auditors and is directly responsible for overseeing the work of the external auditors with respect to preparing or issuing the auditors’ report or the performance of other audit, review or attest services, including the resolution of disagreements between management and the external auditors regarding financial reporting. The Audit Committee questions the external auditors independently of management and reviews a written statement of its independence. The Audit Committee must be satisfied that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from its consolidated financial statements and it periodically assesses the adequacy of those procedures. The Audit Committee must approve or pre-approve, as applicable, any non-audit services to be provided to us by the external auditors. In addition, it reviews and reports to the Board on our risk management policies and procedures and reviews the internal control procedures to determine their effectiveness and to ensure compliance with our policies and avoidance of conflicts of interest. The Audit Committee has established procedures for dealing with complaints or confidential submissions which come to its attention with respect to accounting, internal accounting controls or auditing matters. To date, neither the Board nor the Audit Committee has formally assessed any individual director with respect to their effectiveness and contribution to us in their capacity as a director. Instead, members of the Board have relied on informal conversations among themselves to adequately cover such matters. The Audit Committee is also the primary governing body that is tasked with the evaluation and confirmation of the Corporation’s cybersecurity threat mitigation processes. More specifically, they review the Corporation’s annual IT audits and discuss any potential threats in quarterly meetings.
The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Market. Committee members are not employees of the Corporation or accountants or auditors by profession. A copy of the Audit Committee Charter can be found on our website at www.epsilonenergyltd.com.
Compensation, Nominating and Corporate Governance Committee.   The Compensation, Nominating and Corporate Governance Committee is currently comprised of Tracy Stephens (chairman), John Lovoi, and Nicola Maddox. The Board has proposed that the membership on this committee continue. All members of this committee are independent directors.
The Compensation, Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2024. The Compensation, Nominating and Corporate Governance Committee’s mandate is to:
1.
Assist and advise the Board regarding its responsibility for oversight of our compensation policy, provided that all determinations on officer compensation will be subject to review and approval by the Board;

2.
Study and evaluate appropriate compensation mechanisms and criteria;

3.
Develop and establish appropriate compensation policies and practices for the Board and our senior management, including our security-based compensation arrangements;

4.
Evaluate senior management;

5.
Serve in an advisory capacity on organizational and personnel matters to the Board;

6.
Assist the Board by identifying individuals qualified to serve on the Board and its committees;

7.
Recommend to the Board the director nominees for the next annual meeting;

8.
Recommend to the Board members and chairpersons for each committee;

9.
Develop and recommend to the Board and review from time to time, a set of corporate governance principles and monitor compliance with such principles; and

10.
Serve in an advisory capacity on matters of governance structure and the conduct of the Board.

These responsibilities include reporting and making recommendations to the Board for their consideration and approval. The Compensation, Nominating and Corporate Governance Committee does not have a policy regarding consideration of director candidates recommended by security holders. The Compensation, Nominating and Corporate Governance Committee considers a wide range of factors, including those listed in the paragraph below, in its searches when making nomination recommendations to the Board. Corporate governance also relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders and take into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Corporation. The Board is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.
Our Compensation, Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Compensation, Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:
•
personal and professional integrity, ethics and values;

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
experience as a board member or executive officer of another publicly held company;

•
strong finance experience;

•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•
diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•
experience relevant to our business industry and with relevant social policy concerns; and

•
relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Compensation, Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Market. A copy of such charter can be found on our website at www.epsilonenergyltd.com. The Compensation, Nominating and Corporate

Governance Committee does not conduct separate meetings, but instead meets and confers in conjunction with other meetings of the Board.
Conflicts Committee.   The Conflicts Committee is currently comprised of Tracy Stephens, Jason Stankowski and Nicola Maddox. The Board has proposed that the membership on this committee continue. All members are independent directors under NASDAQ listing rules.
The Conflicts Committee has the power to advise the Board with respect to any matters or issues of concern to the Conflicts Committee in connection with any corporate opportunity and the interests of a related or conflicted party that the Conflicts Committee considers necessary or advisable.
Incentive Awards
The Board adopted the 2020 Equity Incentive Plan (the “2020 Plan”) on July 22, 2020, subject to approval by Epsilon’s shareholders at Epsilon’s 2020 Annual General Meeting of shareholders, which approval occurred on September 1, 2020.
Prohibitions on Hedging, Insider Trading and Pledging Corporation Securities
Our Insider Trading Policy provides that our officers, directors, employees, and consultants who are aware of material nonpublic information may not, directly or indirectly, buy or sell securities of the Corporation other than pursuant to a trading plan that complies with Rule 10b5-1 promulgated by the SEC. The Corporation has designated Andrew Williamson, its Chief Financial Officer, as its Insider Trading Compliance Officer (the “Compliance Officer”), whose responsibilities include monitoring and enforcing this policy, along with designating and announcing special trading blackout periods during which some or all “Section 16 Insiders” and other employees are prohibited from trading in the Corporation’s securities. Additionally, the officers, directors, employees and consultants subject to the Insider Trading Policy may not, among other things, transact in puts, calls or other derivative securities involving the Corporation’s common shares, on an exchange or in any other organized market, engage in hedging or monetization transactions, engage in short sales of the Corporation’s securities, and directors, officers, and other employees are prohibited from holding the Corporation’s securities in a margin account or pledging the Corporation’s securities as collateral for a loan.
Security Ownership of Certain Beneficial Owners and Management
The table set forth below is information with respect to beneficial ownership of common shares as of April 22, 2025, by our named executive officers, by each of our directors, by all our current executive officers and directors as a group, and by each person known to us who beneficially own 5% or more of the outstanding common shares. To our knowledge, unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the common shares identified as beneficially owned.
Unless otherwise indicated, the address of each of the individuals named below is c/o Epsilon Energy Ltd., 500 Dallas St., Suite 1250, Houston, Texas 77002.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders
Solas Capital Management LLC(1)	3,768,467	17.12%
Jumana Capital Investments LLC(2)	1,896,574	8.61%
Named Executive Officers and Directors
Jason Stabell(3)	628,296	2.01%
Henry Clanton(4)	80,611	*
Andrew Williamson(5)	100,843	*
John Lovoi(6)	284,979	1.22%
Tracy Stephens(7)	61,801	*
David Winn(8)	32,901	*
Jason Stankowski(9)	363,396	1.59%
Nicola Maddox(10)	10,361	*
All executive officers and directors as a group (8 persons)	1,563,188	7.10%

*
Indicates beneficial ownership of less than 1% of outstanding shares.

(1)
Based solely on Schedule 13F filed on February 14, 2025, with the SEC. Solas Capital Management, LLC (“Solas”) and Frederick Tucker Golden share voting and dispositive power with respect to these shares. Solas serves as the investment manager to two private funds and as sub-adviser to another private fund, which hold securities for the benefit of their investors, and Mr. Golden, as Portfolio Manager of Solas, who has the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares these funds. The address of Solas is 1063 Post Road, 2nd Floor, Darien, CT 06820.

(2)
Based solely on Schedule 13G, Amendment No. 1, filed on September 30, 2024, with the SEC. Jumana Capital Investments LLC (“Jumana Capital”) and Christopher Martin share voting and dispositive power with respect to these shares. Mr. Martin, who serves as the Manager of Jumana Capital, may be deemed to beneficially own the shares owned directly by Jumana Capital. The address of the reporting person is 1717 St. James Place, Suite 335, Houston, Texas 77056.

(3)
Includes 470,339 shares held by Sisu Investments, LLC, an entity of which Mr. Stabell is the managing member, and 157,957 shares held by Mr. Stabell individually. Mr. Stabell is our Chief Executive Officer and a member of our Board.

(4)
Mr. Clanton is our Chief Operating Officer.

(5)
Includes 50,000 shares held by Twin Alces Trust, an entity of which Mr. Williamson is the Trustee and a beneficiary, and 50,843 shares held by Mr. Williamson individually. Mr. Williamson is our Chief Financial Officer.

(6)
Includes 208,078 shares held by JVL, of which Mr. Lovoi is a managing member, and 76,901 shares held by Mr. Lovoi individually. Mr. Lovoi is the chairman of our Board.

(7)
Mr. Stephens is a member of our Board.

(8)
Mr. Winn is a member of our Board.

(9)
Includes 342,861 shares held by Clayton Partners LLC, of which Mr. Stankowski is a partner and portfolio manager, and 20,535 shares held by Mr. Stankowski individually. Mr. Stankowski is a member of our Board.

(10)
Ms. Maddox is a member of our Board.

Changes in Control.
The Corporation does not know of any arrangement, the operation of which may at a subsequent date result in a change of control of the Corporation.

PERFORMANCE GRAPH
The common shares are currently trading on the Nasdaq Global Market and were voluntarily delisted from the Toronto Stock Exchange (“TSX”) on March 15, 2019.
The following graph compares cumulative shareholder return commencing on December 31, 2019, and ending on December 31, 2024 (assuming a $100 investment was made on December 31, 2019) with the cumulative total return of S&P Small Cap 600 Energy Index.

$250
$200
$150
$100
$50
$0
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
Epsilon Energy Ltd
S&P Small Cap 600 Energy

EXECUTIVE COMPENSATION
The Compensation, Nominating and Corporate Governance Committee considers compensation matters as and when required. The Compensation, Nominating and Corporate Governance Committee reviews and submits recommendations to the Board with respect to the Corporation’s executive compensation policies and the compensation paid to the Corporation’s executive officers. The Compensation, Nominating and Corporate Governance Committee also reviews the design and competitiveness of the Corporation’s compensation and benefit programs generally and has the authority to recommend to the Board for its approval amendments to, and grants pursuant to, such programs.
Compensation Philosophy
The Corporation offers market-based pay for performance to ensure that the Corporation has the ability to attract and retain high quality personnel. Consistent with the emphasis on attracting top quality personnel, the Corporation offers competitive salaries in order to attract the best employees available. The Corporation’s executive compensation policy is designed to provide for the enhancement of shareholder value, the successful implementation of the Corporation’s business plans and a link between executive compensation and the financial performance of the Corporation.
The objectives of the Corporation’s executive compensation policy are to:
(a)
attract, retain and motivate executives critical to the success of the Corporation;

(b)
provide fair, competitive and cost-effective compensation programs to its executives;

(c)
link the interests of management with those of the Shareholders; and

(d)
provide rewards for outstanding corporate and individual performance.

The Compensation, Nominating and Corporate Governance Committee will review on an annual basis the cash compensation, performance and overall compensation package for each executive officer. It will then submit to the Board its recommendations with respect to the basic salary, bonus and participation in long-term incentive plans for each executive officer.
Basic Salary
In determining the basic salary of an executive officer, the Compensation, Nominating and Corporate Governance Committee places equal weight on the following factors:
(a)
the particular responsibilities related to the position;

(b)
salaries paid by comparable businesses;

(c)
the experience level of the executive officer; and

(d)
his or her overall performance.

Bonus Payments
Executive officers are eligible for annual discretionary cash bonuses and performance stock unit awards. The criteria considered are the Corporation’s financial performance (47% weighting), attainment of certain strategic objectives (33% weighting), and individual performance (20% weighting). A target amount is set for each executive officer, and payouts range from 50-150% of target based on the performance criteria.
General
The Board is satisfied that there were not any identified risks arising from the Corporation’s compensation plans or policies that would have had any negative or material impact on the Corporation. The Corporation does not have any policy in place to permit an executive officer or director to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer or director.
Summary Compensation Table
The following table sets out information concerning the compensation paid to each person serving, during 2024, as our chief executive officer, chief financial officer, and our other most highly compensated executive officers for the three-years ended December 31, 2024, 2023 and 2022. Compensation amounts in the following table are in U.S. dollars.
Name and principal position	Year	Salary	Bonuses	Stock Awards	All Other Compensation(6)	Total Compensation
Jason Stabell, CEO(1)	2024	$322,000	$164,000	$552,001	$18,446	$1,056,447
	2023	$311,000	$184,000	$851,003	$7,350	$1,353,353
	2022	$150,000	$100,000	$600,000	$4,346	$854,346
Michael Raleigh, CEO(2)	2022	$75,000	$555,000	$—	$—	$630,000
Henry N. Clanton, COO(3)	2024	$282,000	$123,000	$164,000	$19,341	$588,341
	2023	$272,000	$92,000	$92,004	$15,752	$471,756
	2022	$262,500	$117,000	$173,187	$15,250	$567,937
Andrew Williamson, CFO(4)	2024	$264,000	$139,000	$221,001	$17,469	$641,470
	2023	$239,000	$138,000	$355,006	$12,448	$744,454
	2022	$115,000	$75,000	$250,000	$3,981	$443,981
B. Lane Bond, CFO(5)	2022	$75,000	$37,500	$81,182	$—	$193,682

(1)
Mr. Stabell was hired as our Chief Executive Officer in July 2022. His 2024 base salary was $322,000.

2024 — Share award of 88,889 common shares valued at $6.21 per share, market price on the grant date of December 31, 2024, which vests evenly over a three-year period.
2023 — Share award of 108,465 common shares valued at $5.08 per share, market price on the grant date of December 31, 2023, which vests evenly over a three-year period. Share award of 56,180 common shares valued at $5.34 per share, market price on the grant date of July 1, 2023. This stub grant, although awarded in 2023, was based on 2022 performance. The grant vests evenly over a three-year period.
(2)
Mr. Raleigh retired as chief executive officer in June 2022. For 2022, he earned $75,000 in base salary and $555,000 in cash severance. As stated in his retirement agreement, all unvested equity awards accelerated and vested immediately upon Mr. Raleigh’s retirement.

(3)
Mr. Henry Clanton was hired as our Chief Operating Officer in January 2018. His 2024 base salary was $282,000.

2024 — Share award of 26,409 common shares valued at $6.21 per share, market price on the grant date of December 31, 2024, which vest evenly over a three-year period.
2023 — Share award of 18,111 common shares valued at $5.08 per share, market price on the grant date of December 31, 2023, which vest evenly over a three-year period.
(4)
Mr. Andrew Williamson was hired as our Chief Financial Officer in July 2022. His 2024 base salary was $264,000.

2024 — Share award of 35,588 valued at $6.21 per share, market price on the grant date of December 31, 2024, which grants vest evenly over a three-year period.
2023 — Share award of 45,276 valued at $5.08 per share, market price on the grant date of December 31, 2023, which grants vest evenly over a three-year period. Share award of 23,409 common shares valued at $5.34 per share, market price on the grant date of July 1, 2023. This stub grant, although awarded in 2023, was based on 2022 performance. The grant vests evenly over a three-year period.

(5)
Mr. B. Lane Bond retired as our chief financial officer in June 2022. As stated in his retirement agreement, all unvested equity awards accelerated and vested immediately upon Mr. Bond’s retirement.

2022 — Share award of 12,825 common shares under the 2020 Plan valued at $6.33 per share, market price on the grant date, April 6, 2022.
(6)
As a Company policy, Epsilon matches on 401K contributions up to 5%.

Effective on January 15, 2025, the Board of Directors approved a 3% increase to the base salary of the Chief Executive Officer, Chief Operating Officer, and the Chief Financial Officer.
Description of the 2020 Equity Incentive Plan (the “2020 Plan”)
The 2020 Plan was approved by the Board on July 22, 2020, and shareholders on September 1, 2020 as a replacement of our Amended and Restated 2017 Stock Option Plan and the Share Compensation Plan.
The 2020 Plan is administered by the Board, a committee of the Board or one or more officers delegated authority by the Board to administer the 2020 Plan. The Board has the authority in its discretion to interpret the 2020 Plan. The Board determines to whom stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards are granted, subject to options and all other terms and conditions of the awards.
The maximum number common shares that may be issued under the 2020 Plan is 2,000,000. As of December 31, 2024, we had 1,323,663 common shares granted, leaving 676,337 shares available for future issuance under the 2020 Plan.
If the shares granted under the 2020 Plan expire or terminate for any reason without having been issued, they again become available for grant under the 2020 Plan. Shares granted under the 2020 Plan are not transferable or assignable other than by will or other testamentary instrument or the laws of succession.
In the event we undergo a change of control by a reorganization, acquisition, amalgamation or merger (or a plan or arrangement in connection with any of these) with respect to which all or substantially all of the persons who were the beneficial owners of the common shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly more than 50% of the resulting voting power, a sale of all, or substantially all, of the Corporation’s assets, or the liquidation, dissolution or winding-up of the Corporation, outstanding awards shall be subject to the definitive agreement entered into by the Corporation in connection with the change of control.
If an award holder resigns from the Corporation or is terminated by the Corporation (with or without cause), unvested shares will immediately be forfeited.
Incentive Plan Awards for Named Executive Officers
There are no outstanding option-based awards. The outstanding share-based awards as of December 31, 2024, are as follows:
	Stock Awards
Name	Number of Shares or Units of Shares that Have Not Vested	Market Value of Share-Based Awards that Have Not Vested
Jason Stabell	235,235	$1,460,809
Henry N. Clanton	43,111	$267,719
Andrew Williamson	96,621	$600,016
Incentive Plan Awards — Value Vested or Earned for Named Executive Officers
The values of incentive plan awards that were vested or earned during the year ended December 31, 2024, are as follows:

Name	Stock Awards Value Vested During the Year
Jason Stabell	$471,177
Henry N. Clanton	$88,392
Andrew Williamson	$196,459
We have adopted the 2020 Plan as an incentive-based share award plan applicable to all named executive officers and employees.
Pension Plan Benefits
The Corporation does not have in place any deferred compensation plan or pension plan that provides for payments or benefits at, following or in connection with retirement.
Termination and Change of Control Benefits
In accordance with the executed employment agreements, the named executive officers, if terminated without cause by the Corporation or by good reason by the executive, or in conjunction with a change of control of the Corporation, are entitled to a severance amount equal to twenty-four months of base salary plus the executive’s target cash bonus amount (pro-rated for the number of complete or partial months of employment during the then current year).
Pay Versus Performance
The following table sets forth certain information with respect to the company’s financial performance and the compensation paid to our principal executive officer (“PEO”) and our non-PEO named executive officers (or “NEOs”) for our fiscal years ending in 2024 and 2023.
Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income
2024	$1,056,447	$1,686,980	$614,906	$733,083	$103.23	$1,927,800
2023	$1,353,353	$1,640,387	$608,105	$671,656	$80.39	$6,945,153

(1)
The PEO is Jason Stabell, the Company’s Chief Executive Officer. Our non-PEO NEOs are Henry Clanton, the Chief Operating Officer and Andrew Williamson, the Chief Financial Officer.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our PEO and our non-PEO NEOs (as an average) is shown below.

	PEO		Average of Non-PEO NEOs
	2024	2023	2024	2023
Summary Compensation Table Total	$1,056,447	$1,353,353	$614,906	$608,105
Adjustment for equity-based award:
Deduct: Stock award amounts presented in the SCT	$(552,001)	$(851,003)	$(192,501)	$(223,505)
Add: Fair value of awards granted during the year that remain unvested at year-end	$552,001	$836,397	$192,501	$220,462
Add: Fair value of awards granted during the year that vested during the year	$—	$—	$—	$—
Add/Deduct: Year-over-year change in fair value of awards granted in any prior fiscal year that are unvested	$568,083	$340,726	$136,023	$86,008
Add/Deduct: Change in fair value from prior year end to vesting date of awards granted in prior fiscal years that vested during the year	$62,450	$(39,086)	$(17,846)	$(19,413)
Deduct: Fair value of awards granted in prior fiscal years that were forfeited during the current fiscal year	$—	$—	$—	$—
Compensation Actually Paid	$1,686,980	$1,640,387	$733,083	$671,656

(3)
Total Shareholder Return illustrates the value, as of the last day of each period indicated of a $100 investment in the common stock of the Company as of December 31, 2022, assuming reinvestment of all dividends.

DIRECTOR COMPENSATION
The following table sets out compensation earned in the year ended December 31, 2024, by persons that served as directors during the year:
Name	Fees Earned	Stock Awards	Total
John Lovoi	$95,000	$65,000	$160,000
Tracy Stephens	$65,000	$65,000	$130,000
David Winn	$70,000	$65,000	$135,000
Jason Stankowski	$55,000	$65,000	$120,000
Nicola Maddox	$55,000	$65,000	$120,000
On a quarterly basis, we compensate each director for services rendered (unless a director elects not to receive payment) and reimburse reasonable out-of-pocket travel expenses when incurred.
As of January 1, 2023, Board member compensation is fixed at an annual fee of $55,000 paid in cash quarterly and $65,000 as a share-based award valued at the prior year-end share price (vesting evenly over a three-year period). The Chairman of the Board receives an additional $40,000 annual cash fee, the Chairman of the Audit Committee receives an additional $15,000 annual cash fee, and the Chairman of the Compensation, Nominating, and Corporate Governance Committee receives an additional $10,000 annual cash fee.
Incentive Plan Awards for Directors (Other Than Named Executive Officers)
There are no outstanding option-based awards. The outstanding share-based awards as of December 31, 2024 are as follows:
	Stock Awards
Name	Number of Shares or Units of Shares that Have Not Vested	Market Value of Share-Based Awards that Have Not Vested
John Lovoi	28,266	$175,532
Tracy Stephens	22,266	$138,272
David Winn	22,266	$138,272
Jason Stankowski	22,266	$138,272
Nicola Maddox	21,048	$130,708
The values of incentive plan awards that were vested or earned during the year ended December 31, 2024, are as follows:
Name	Stock Awards Value Vested During the Year
John Lovoi	$107,601
Tracy Stephens	$70,701
David Winn	$70,701
Jason Stankowski	$70,701
Nicola Maddox	$35,264

Securities Authorized for Issuance under Equity Incentive Plans.
At December 31, 2024, we were authorized to issue equity securities as follows:
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares in column (a))
Common shares under 2020 Equity Incentive Plan	—	$—	676,337
Directors and Officers Liability Insurance
We maintain directors’ and officers’ liability insurance for the protection of our directors and officers against liability incurred by them in their capacities as our directors and officers. The policy provides an aggregate limit of liability of $30,000,000 with a retention held by the Corporation of $1,500,000. The current annual premium for the Directors’ and Officers’ liability insurance is approximately $350,000 and is re-bid annually. The premium is not allocated between Directors and Officers as separate groups.
Indebtedness of Officers and Directors
No director, employee or officer, or former director, employee or officer, or any proposed nominee for election as a director of the Corporation, or any of their respective associates or affiliates, is or has at any time since the commencement of the fiscal year ending December 31, 2024, been indebted to the Corporation or any subsidiary of the Corporation or to any other entity, or at any time since the beginning of the most recently completed financial year is, or has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.
Management Contracts
During the most recently completed financial year, no management functions of the Corporation were to any substantial degree performed by a person or company other than the directors or executive officers (or private companies controlled by them, either directly or indirectly) of the Corporation.
Interest of Certain Persons in Matters to be Acted Upon
None of the directors, officers or nominees for election as a director of the Corporation, or any of their associates or affiliates, has or has had any substantial interest, direct or indirect, in any matter to be acted upon at the Meeting other than as set out in this Proxy Statement which is not shared by all our other shareholders.
Interest of Informed Persons in Material Transactions
Other than as set forth herein, or as previously disclosed, the Corporation is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, proposed nominee for election as a director or any shareholder holding more than 10% of the voting rights attached to the common shares or any associate or affiliate of any of the foregoing in any transaction in the preceding financial year or any proposed or ongoing transaction of the Corporation which has or will materially affect the Corporation.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Corporation specifically incorporates such information by reference in such filing.
Epsilon has determined that all members of the Audit Committee are independent and financially literate under the applicable rules and regulations of the SEC and the Nasdaq Global Market.
Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Epsilon and audit of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of Epsilon’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.
Management has primary responsibility for the system of internal controls and the financial reporting process. BDO USA, P.C., Epsilon’s independent registered public accounting firm, has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.
In this context and in connection with the audited financial statements contained in Epsilon’s Annual Report on Form 10-K, the Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2024, with Epsilon’s management and BDO USA, P.C. The Audit Committee has considered the adequacy of the Corporation’s internal controls and the quality of its financial reporting, and discussed these matters with management and with BDO USA, P.C. The Audit Committee has also reviewed and discussed with BDO USA, P.C. (1) its judgment as to the quality of the Epsilon’s accounting policies, (2) the written disclosures and letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accounting firm’s independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board’s (the “PCAOB”) Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended and PCAOB Auding Standard No. 90. The Audit Committee has also discussed with BDO USA, P.C. the matters required to be discussed by Auditing Standard No. 1301 adopted by the PCAOB regarding Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, P.C. required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO USA, P.C. are compatible with maintaining their independence.
The Audit Committee has pre-approved all auditing services and non-audit services to be performed for the Corporation by the independent registered public accounting firm as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining BDO USA, P.C.’s independence, and concluded that BDO USA P.C.’s independence was not compromised by the provision of such services (details regarding the fees paid to BDO USA, P.C. in 2024 for audit services, tax services and all other services, are set forth at “Proposal 3 — Re-appointment of BDO USA, P.C. as the Corporation’s Independent Auditors,” below).
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Epsilon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission and instructed BDO USA, P.C. that the Audit Committee expects to be advised if there are any subjects that require special attention.
AUDIT COMMITTEE
David Winn
John Lovoi
Jason Stankowski

PROPOSAL 3: FOR RE-APPOINTMENT OF BDO USA, P.C.
AS THE CORPORATION’S INDEPENDENT AUDITORS
Our Board of Directors, upon the recommendation of the Audit Committee, has selected BDO USA, P.C. to serve as our independent auditors for the ensuing year. The shareholders of the Corporation will be asked to vote for the re-appointment of BDO USA, P.C. as auditor of the Corporation. Unless directed otherwise by a proxy holder, or such authority is withheld, the Management Designees, if named as proxy, intend to vote the common shares represented by any such proxy in favor of a resolution appointing BDO USA, P.C., as auditor of the Corporation, until the close of the next annual general meeting of shareholders or until BDO USA, P.C. is removed from office or resigns as provided by the Corporation’s by-laws, and the Management Designees also intend to vote the common shares represented by any such proxy in favor of a resolution authorizing the Board of Directors to fix the compensation of the auditor. BDO USA, P.C. has been the auditor of the Corporation since June 2017.
Our Board of Directors recommends voting “FOR” the resolution appointing BDO USA, P.C. as auditor of the Corporation.
We expect representatives of BDO USA, P.C. will be present at the 2025 Annual General Meeting and available to answer shareholders’ questions. The BDO USA, P.C. representatives will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
Principal Accounting Fees and Services
The following table summarizes fees billed to us for fiscal 2024 and for fiscal 2023 by our principal auditors, BDO USA, P.C.:
	December 31, 2024	December 31, 2023
Audit Fees:
Audit of financial statements	$399,744	$395,759
Total Audit Fees	$399,744	$395,759
The fees shown in the table above are the only fees that Epsilon paid to BDO USA, P.C. during the fiscal years ended December 31, 2024, and December 31, 2023.
The Charter of the Audit Committee requires that, among other things, the Audit Committee:
•
recommend to the Board the terms of engagement of the external auditor, including their compensation and a confirmation that the external auditors shall report directly to the Committee;

•
on an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence;

•
review the performance of the external auditors and approve any proposed discharge of the external auditors when circumstances warrant; and

•
pre-approve the completion of any non-audit services by the external auditors, determining which non-audit services the external auditor is prohibited from providing.

The Committee may delegate to one or more members of the Committee the authority to pre-approve non-audit services, provided that such member(s) reports to the Committee at the next scheduled meeting such pre-approval and the member(s) complies with such other procedures as may be established by the Committee from time to time. For the year ended December 31, 2024, the Audit Committee pre-approved each of the services described above.
Audit Committee Pre-approval of Service of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Under the policy, our Audit Committee annually reviews and pre-approves services that may be provided by the independent registered public accounting firm (BDO USA, P.C.) for each audit year. The pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Chairperson of the Committee has the authority to pre-approve such services between meetings of our Audit Committee and reports such pre-approvals to our Audit Committee at the next regularly scheduled meeting.
During 2024, all audit services provided by BDO USA, P.C. were pre-approved by our Audit Committee or consistent with the pre-approval policy of our Audit Committee, by the Chairperson of our Audit Committee for inter-meeting pre-approvals.

PROPOSAL 4: NON-BINDING ADVISORY VOTE
ON EXECUTIVE COMPENSATION
(“SAY-ON-PAY”)
Background
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, requires that our shareholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a “Say-on-Pay” vote.
The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers as described in the Summary Compensation Table and the accompanying narrative disclosure, set forth in this Proxy Statement. The Summary Compensation Table is on page 18 of this Proxy Statement. Please read the Summary Compensation Table and the accompanying narrative discussion, which provides an overview of our compensation for the named executive officers, including information about the 2024, 2023 and 2022 compensation of our named executive officers. This advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.
The vote solicited by this Proposal 4 is advisory and therefore is not binding on Epsilon, our Board of Directors or our Compensation, Nominating and Corporate Governance Committee. The outcome of the vote will not require Epsilon, our Board of Directors or our Compensation, Nominating and Corporate Governance Committee to take any action and will not be construed as overruling any decision by Epsilon, our Board of Directors or our Compensation, Nominating and Corporate Governance Committee. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation, Nominating and Corporate Governance Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. Shareholders will be asked at the 2025 Annual General Meeting to approve the following resolution pursuant to this Proposal 4:
“RESOLVED, that the compensation paid to the named executive officers of Epsilon Energy Ltd., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”
Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the common shares that are present in person or by proxy and entitled to vote on Proposal 4 will be necessary to approve the advisory vote on the executive compensation as disclosed in this Proxy Statement.
Recommendation
Our Board of Directors recommends that you vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 4: Non-Binding Advisory Vote on Executive Compensation.”
If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2025 Annual General Meeting, each such proxy will be deemed to grant authority to vote “FOR” the approval of the executive compensation as disclosed in this Proxy Statement and as described in this “Proposal 4: Non-Binding Advisory Vote on Executive Compensation.”

ANNUAL REPORT
Our 2024 Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2024, is available on our website at https://epsilonenergyltd.com/sec-filings/. Financial information relating to the Corporation is provided in the Corporation’s audited consolidated financial statements and MD&A as at and for the year ended December 31, 2024. Copies of this Proxy Statement, the Corporation’s Annual Report (on Form 10-K) which contains the consolidated financial statements, MD&A and the Auditors’ Report thereon for the Corporation’s most recently completed financial year, any interim consolidated financial statements of the Corporation subsequent to those statements contained in the Annual Report, as filed with the applicable Canadian regulatory authorities, are available on SEDAR at www.sedarplus.ca, or as filed with the SEC, are available on EDGAR at www.sec.gov, and may also be obtained without charge by writing to the Corporation. Additional information relating to the Corporation may also be found at www.sedarplus.ca and www.sec.gov, respectively.
Otherwise, please call (281) 670-0002 to request that a copy of our 2024 Annual Report on Form 10-K be sent to you without charge. You may also request a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, by writing to Epsilon Energy Ltd., c/o Secretary, 500 Dallas St., Suite 1250, Houston, Texas 77002.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders may communicate directly with our Board of Directors or any director by writing to the Board of Directors or a director in care of the corporate secretary at Epsilon Energy Ltd., 500 Dallas St., Suite 1250, Houston, Texas 77002, or by faxing their written communication to AeRayna Flores at (281) 668-0985. Shareholders may also communicate to the Board of Directors or any director by calling Ms. Flores at (281) 670-0002. Ms. Flores will review any communication before forwarding it to the Board of Directors or director, as the case may be.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
We provide shareholders with the opportunity, under certain circumstances and consistent with SEC rules, to participate in the governance of Epsilon by submitting proposals for consideration at our annual meetings of shareholders. Proposals from shareholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act. For a proposal to be included in our proxy statement and proxy card for our 2026 Annual General Meeting of Shareholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than 120 days preceding the one year anniversary of the date on which this proxy statement is released to the Corporation’s stockholders, or by no later than December 18, 2025. Shareholders may also use the procedures under the ABCA to submit a proposal. Under the ABCA, in addition to other requirements, the deadline to submit a proposal that a shareholder wishes to include in the Corporation’s proxy materials for our 2026 Annual General Meeting of Shareholders must be received by no later than 90 days before the anniversary date of the 2025 Annual General Meeting of Shareholders, or by no later than February 20, 2026.
Additionally, if our 2026 Annual General Meeting of Shareholders is held on May 21, 2026, any shareholder proposal or director nomination for our 2026 Annual General Meeting of Shareholders that is intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered “timely” if it is received by us no less than 90 days nor more than 120 days prior to the day of the meeting, or between January 21, 2026 and the close of business on February 20, 2026. An untimely proposal may not be brought before or considered at our 2026 Annual General Meeting of Shareholders. Any notice of director nomination submitted to us other than through proxy access must include the additional information required by Rule 14-8(b) under the Exchange Act.
All shareholder proposals and director nominations must be addressed to the attention of our Secretary at 500 Dallas St., Suite 1250, Houston, Texas 77002. The chairman of our 2026 Annual Meeting may refuse to acknowledge the introduction of any shareholder proposal or director nomination not made in compliance with the foregoing procedures.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
Shareholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such shareholders. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other shareholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Epsilon Energy Ltd., Attention: Secretary, 500 Dallas St., Suite 1250, Houston, Texas 77002, or upon oral request made by calling us at the phone number (281) 670-0002. Our proxy materials are also available on the Investor Center section of our website at http://www.epsilonenergyltd.com/investor-center. Furthermore, upon written or oral request by any person to whom a proxy statement is delivered, if a document is incorporated herein by reference but not included in the proxy materials is so requested, we will undertake to provide the requested materials, without charge, by first class mail or other equally prompt means, within one business day after receiving such request, excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates. Please address these requests to 500 Dallas St., Suite 1250, Houston, Texas 77002, Attention: Secretary. You may also call us with this request at the phone number (281) 670-0002.

OTHER MATTERS
As of April 22, 2025, our Board of Directors knows of no other business to be acted upon at the 2025 Annual General Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.
BY ORDER OF THE BOARD OF DIRECTORS,

J. Andrew Williamson
Chief Financial Officer

Security Class Holder Account Number Fold Form of Proxy - Annual General Meeting to be held on Wednesday, May 21, 2025 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 9:00 am, Central Time, on Friday, May 16, 2025. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. Fold CONTROL NUMBER

Appointment of Proxyholder I/We being holder(s) of securities of Epsilon Energy Ltd. (the “Corporation”) hereby appoint: Jason Stabell, Chief Executive Officer, or failing this person, Andrew Williamson, Chief Financial Officer (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Corporation to be held at 500 Dallas Street, Emporium Conference room, Houston, TX 77002 on Wednesday, May 21, 2025 at 9:00 am, Central Time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Against 1. Number of Directors To fix the number of directors of the Corporation to be elected at the Meeting at six (6). 2. Election of Directors Fold For Withhold For Withhold For Withhold 01. John Lovoi 02. Jason Stankowski 03. David Winn 04. Tracy Stephens 05. Jason Stabell 06. Nicola Maddox Withhold For 3. Appointment of Auditors To appoint BDO USA, P.C. as auditors of the Corporation for the ensuing year. Against For 4. Executive Compensation To approve, through a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for the year ended December 31, 2024. Fold Signature of Proxyholder Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. Signing Capacity Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. E P S Q 3 7 2 9 4 8 A R 2